Exhibit 99.2

RGS Energy Second Quarter 2017

Supplemental Financial Information

Residential Segment Results:

(000’s omitted)

	2nd Quarter 2017	1st Quarter 2017	2nd Quarter 2016
Contract revenue
Sale and installation of solar system	$2,212	$3,362	$3,175
Service	248	272	120
Leasing	12	13	14
Contract expense:
Sale and installation of solar system	2,113	2,825	2,580
Service	398	267	260
Customer acquisition	1,211	765	517
Contract loss	(1,250)	(210)	(48)
Operating expense	401	357	845
Litigation expense	55	80	-
Operating loss	(1,706)	(647)	(893)

Other Information:
Gross sales	6,402	2,953	3,673
Net cancellations	1,870	1,646	2,249
Net sales	4,532	1,307	1,424

Backlog	$7,190	$4,862	$8,225
Number of rooftops installed	78	113	98

Sunetric Segment Results:

(000’s omitted)

	2nd Quarter 2017	1st Quarter 2017	2nd Quarter 2016
Contract revenue
Sale and installation of solar system	$496	$-	$1,575
Service	29	19	13
Leasing	-	-	-
Contract expense:
Sale and installation of solar system	555	251	1,595
Service	93	51	31
Customer acquisition	118	157	101
Contract loss	(241)	(440)	(139)
Operating expense	291	365	152
Other expense	-	-	-
Litigation expense	-	-	-
Operating loss	(532)	(805)	(291)

Other Information:
Gross sales	1,004	82	386
Net cancellations	545	-	441
Net sales	459	82	(55)

Backlog	$2,495	$2,530	$4,757
Number of rooftops installed	12	-	16

Corporate Segment:

(000’s omitted)

	2nd Quarter 2017	1st Quarter 2017	2nd Quarter 2016
General and administrative expenses	$1,631	$1,962	$1,462
Stock based compensation	48	178	177
Depreciation	90	109	107
Operating loss	$(1,769)	$(2,249)	$(1,746)

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